Exhibit 24

POWER OF ATTORNEY

Each of the persons whose signature appears below hereby constitutes and appoints W.J. Galvin, F.L. Steeves, T.G. Westman and J.L. Shively, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of Emerson Electric Co. pursuant to such registration statement on Form S-3, including pursuant to an automatic shelf registration statement, or any other appropriate form, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ D. N. Farr	Chairman of the Board, Chief Executive	November 4, 2008
D. N. Farr	Officer, President and Director

/s/ Walter J. Galvin	Senior Executive Vice President, Chief	November 4, 2008
W. J. Galvin	Financial Officer and Director

/s/ Richard J. Schlueter	Vice President and Chief Accounting	November 4, 2008
R. J. Schlueter	Officer

/s/ August A. Busch III	Director	November 4, 2008
A. A. Busch III

/s/ David C. Farrell	Director	November 4, 2008
D. C. Farrell

	Director	November __, 2008
C. Fernandez G.

/s/ Arthur F. Golden	Director	November 4, 2008
A. F. Golden

/s/ H. Green	Director	November 4, 2008
H. Green

/s/ R. B. Horton	Director	November 4, 2008
R. B. Horton

/s/ William R. Johnson	Director	November 4, 2008
W. R. Johnson

POWER OF ATTORNEY

Signature	Title	Date

/s/ Vernon R. Loucks, Jr.	Director	November 4, 2008
V. R. Loucks, Jr.

/s/ Joseph Menzer	Director	November 4, 2008
J. B. Menzer

/s/ Charles A. Peters	Director	November 4, 2008
C. A. Peters

/s/ J. W. Prueher	Director	November 4, 2008
J. W. Prueher

/s/ R. L. Ridgway	Director	November 4, 2008
R. L. Ridgway

/s/ Randall Stephenson	Director	November 4, 2008
R. L. Stephenson